UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2015

KEARNY FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

United States	000-51093	22-3803741
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 244-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 14, 2015, Kearny Financial Corp. (“Kearny-Federal”), the holding company for Kearny Bank (the “Bank”), announced that it has received all required regulatory approvals for its conversion from the mutual holding company to the stock holding company form of organization, and subject to customary closing conditions, the closing of the conversion and the related offering of the common stock of Kearny Financial Corp., a Maryland corporation and the new holding company for the Bank (“New Kearny”), is expected to occur at the close of business on May 18, 2015. Kearny-Federal’s stock is expected to cease trading at the close of business on May 18, 2015. New Kearny’s common stock is expected to trade on the Nasdaq Global Select Market under the trading symbol “KRNY” beginning on May 19, 2015.

Kearny-Federal also announced that New Kearny expects to sell 71,750,000 shares of its common stock (including 3,612,500 shares to be issued to its employee stock ownership plan) at $10.00 per share. The offering was oversubscribed in the community offering; accordingly, shares will be allocated in accordance with the terms of the Plan of Conversation and Reorganization (the “Plan”), as described in the Prospectus. Eligible depositors and borrowers of the Bank (i.e., those depositors having a qualifying deposit as of July 31, 2013, December 31, 2014 or March 9, 2015 and those borrowers of Kearny Bank as of January 18, 1995 or Atlas Bank as of February 17, 2010 whose borrowings remained outstanding as of March 9, 2015) who subscribed for shares in the subscription offering will have all valid orders filled in full. Natural persons residing in certain counties in New Jersey and New York who placed orders in the community offering were granted a first preference under the Plan and will have all valid orders filled in full. Kearny-Federal’s public stockholders who placed orders in the community offering were granted a second preference under the Plan and will have all valid orders filled in accordance with the allocation procedures set forth in the Plan, which will result in some orders being only partially filled. All other orders received in the community offering will not be filled. Additionally, as part of the conversion, each existing share of Kearny-Federal common stock held by public shareholders will be converted into the right to receive 1.3804 shares of New Kearny common stock.

In connection with the closing of the conversion, New Kearny will also contribute to the KearnyBank Foundation 500,000 shares of New Kearny common stock and $5.0 million in cash.

A copy of the press release is included as exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEARNY FINANCIAL CORP.

DATE: May 14, 2015	By:	/s/ Craig L. Montanaro
Craig L. Montanaro
President and Chief Executive Officer